UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - October 21, 2002
(Date of earliest event reported)

QUESTAR MARKET RESOURCES, INC.
(Exact name of registrant as specified in charter)

STATE OF UTAH (State of other jurisdiction of incorporation or organization)	0-30321 (Commission File No.)	87-0287750 (I.R.S. Employer Identification No.)

P.O. Box 45601, 180 East 100 South Street, Salt Lake City, Utah 84145-0601
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2600

                                  Not Applicable
(Former name or former address, if changed since last report)

           Item 2.  Acquisition or Disposition of Assets

           On October 21, 2002, Questar Exploration and Production Company ("QEP") sold Celsius Energy Resources, Ltd. ("CERL"), an Alberta corporation, to EnerMark, Inc. ("EnerMark"), a wholly owned subsidiary of Enerplus Resources Fund. CERL was a wholly owned subsidiary of QEP, which, in turn, is a wholly owned subsidiary of Questar Market Resources, Inc. ("QMR"). Pursuant to the terms of the agreement, EnerMark paid a total purchase price of $165.9 million in Canadian dollars (approximately $105.6 million in United States dollars), subject to any final post-closing adjustments to occur in December of 2002. With the sale of CERL, QEP and QMR have no remaining assets or interests in Canada. The purchase price was negotiated by the parties. QMR furnished a guarantee in conjunction with QEP's obligations under the agreement.

           QEP organized CERL in 1996 when it acquired reserves primarily located in Alberta and British Columbia, Canada. It subsequently acquired Canor Energy Ltd., another Canadian company, and merged the entities together effective January 1, 2002. At year-end 2001, CERL had 61.8 billion cubic feet ("Bcf") of natural gas reserves and 3.3 million barrels of oil reserves. Through September 30, 2002, CERL produced 7.5 Bcf of natural gas equivalent volumes. CERL represented approximately 7 percent of QMR's total non-regulated reserves as of year-end 2001 and 10.4 percent of QMR's total non-regulated production volumes through September 30, 2002.

Item 7. Financial Statements and Exhibits
Exhibit No.	Exhibit

99.1	Press release dated October 21, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR MARKET RESOURCES, INC. (Registrant)

October 31, 2002	/s/ Charles B. Stanley

Charles B. Stanley Executive Vice President and Chief Operating Officer

List of Exhibits:

Exhibit No.	Exhibit

99.1	Press release dated October 21, 2002.

Exhibit No. 99.1

Press Release

           Questar Market Resources Inc., a wholly owned subsidiary of Questar Corp. (NYSE:STR), has closed on its previously announced agreement to sell its Canadian exploration and production (E&P) subsidiary, Celsius Energy Resources Ltd. (CERL). Consideration for 100% of the capital shares of CERL and the retirement of associated debt totaled $Cdn165.9 million (about $US105.6 million), subject to final post-closing adjustments, if any, to occur in December 2002. The purchaser is EnerMark Inc., a subsidiary of Calgary-based Enerplus Resources Fund.

           "This transaction, together with the recent sale of our TransColorado Pipeline interest, puts us on track to reduce debt by over $200 million this year," said Keith O. Rattie, Questar president and chief executive officer. "This underscores management's commitment to maintain a strong balance sheet."

           Questar is a diversified natural gas company headquartered in Salt Lake City with more than $3.1 billion in assets. Through subsidiaries, Questar engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; retail gas distribution, retail energy services; and information systems and technologies.